FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA
                                   DEC 22 1969
                        JOHN KOONTZ - SECRETARY OF STATE
                                   No. 3535-69

                            ARTICLES OF INCORPORATION
                                       OF
                                AMEX CORPORATION

                                    ARTICLE I

         This corporation is incorporated pursuant to the laws of the State of Nevada.

                                   ARTICLE II

         The Name of this corporation is set forth in Schedule A below.

                                   ARTICLE III

         The duration of this corporation is perpetual.

                                   ARTICLE IV

         The purpose of this corporation is to conduct any business not prohibited by law.

                                    ARTICLE V

         The authorized capital structure of this corporation is set forth in Schedule B herein below. Pro-Rata ownership of the corporation shall be expressed as ownership of shares of common, capital stock. All shares are of the same class and have the same rights.

                                   ARTICLE VI

         The authorized capital structure of this corporation shall be divided into the number of shares set forth in Schedule C below, thus creating a par value for each share as set forth in Schedule D below.

                                   ARTICLE VII

         The stock of this corporation shall not be subject to any assessment to pay the debts of the corporation.

                                  ARTICLE VIII

         Pre-emptive rights are denied to stockholders.

                                   ARTICLE IX

         In Nevada, the principal office of the corporation is set forth in Schedule E and F below.

                                    ARTICLE X

         The governing board shall be styled directors. Until successors are elected, appointed, and qualified, the directors of this corporation, and their respective addresses are set forth in Schedule G below.

                                   ARTICLE XI

         The names and addresses of the original incorporators appear opposite the signatures hereinafter subscribed in Schedule H hereinbelow.

                                   ARTICLE XII

         The right to make distributions to stockholders of assets or cash belonging to the corporation in partial liquidation of the assets of the corporation without separate stockholder approval is granted to the directors.

                                  ARTICLE XIII

         The right to sell or acquire stock or assets of this corporation without stockholder approval is granted to the directors.

                                   ARTICLE XIV

         The directors are granted the right to determine the number of shares corporate certificates will be issued in.

            Schedule A:             (Name) Amex Corporation
            Schedule B:             (Capital) $3,000,000.00
            Schedule C:             (Number of Shares) 300,000,000
            Schedule D:             (Par Value) $.01
            Schedule E & F:         (Principal office in Nevada)

         C/O HAMILTON MINES    C-149 @ 5441 PARADISE RD. LAS VEGAS, NEVADA

            Schedule G:  (Initial Directors)

    Name                   Street Address                    City & State
    ----                   --------------                    ------------
Alden S. Gibbs          2801 East 3400 South          Salt Lake City, Utah 84109
Ted Stewart Peterson    453 North 400 East #13A       Bountiful, Utah 84010
Clarence Brown          3245 South 5Th East           Salt Lake City, Utah 84106

            Schedule H: (Incorporators)

Alden S. Gibbs          2801 East 3400 South          Salt Lake City, Utah 84109
Ted Stewart Peterson    453 North 400 East #13A       Bountiful, Utah 84010
Clarence Brown          3245 South 5Th East           Salt Lake City, Utah 84106

         Subscribed and sworn to before me this 11TH day of DEC., 1969.

         MARY JEAN HILTON
         Notary Public, residing in:
         249 E. 4TH SO. #207

         My commission expires:
         My commission expires June 2, 1973

                                      FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA
                                   APR 28 1971
                        JOHN KOONTZ - SECRETARY OF STATE
                                   No. 3535-69

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                AMEX CORPORATION

       AMEX CORPORATION, a Nevada corporation, under its corporate seal and the hands of its duly elected and acting President, Secretary and Treasurer, does hereby certify:

         1. That at a regular meeting of the Board of Directors of this corporation, regularly convened at 632 North Main Street, Las Vegas, Nevada, on March 19, 1971 at 9 o'clock A.M., at which meeting there was at all times present and acting a quorum, a resolution was regularly adopted setting forth the amendments herein and declaring their advisability and calling for a meeting of the stockholders entitled to vote for the consideration thereof to-wit:

RESOLVED, that it is deemed advisable, in the judgment of this Board of Directors, that Article II, Schedule A be amended to read as follows:

     Schedule A: (Name)

     AMEX SYSTEMS CORPORATION

     RESOLVED FURTHER that it is deemed advisable, in the judgment of this Board of Directors, that Article V, Schedule C be amended, whereby the capital stock as authorized by the Articles, which is 300,000,000 Shares each with a par value of one cent per share, to read as follows:

     Schedule C: (Number of Shares)

     6,000,000 Shares each with a par value of fifty cents ($.50) per share.

RESOLVED FURTHER that a special meeting of the stockholders of this corporation is hereby called to be held at 632 North Main St., Las Vegas, Nevada, at 10:00 o'clock A.M. on the 29th day of March, 1971, which is the first annual meeting date, for the purpose of acting upon these amendments, of which meeting written notice is hereby directed to be given to each stockholder entitled to vote, in the manner and for the period of time prescribed by law and by the corporation's by-laws.

RESOLVED FURTHER, that if at such meeting of stockholders or any adjournment thereof, stockholders entitled to exercise a majority of the voting power shall vote in favor of the amendments, or, in the alternative, that stockholders having a majority of the voting power shall consent in writing to the amendments, then the corporation shall make, under its corporate seal and the hands of its President, Secretary and Treasurer and shall acknowledge and file the certificate required by law and do all things necessary to effect the amendments.

         2. That pursuant to the foregoing resolution, due notice of the meeting was made, in writing, to all stockholders of record and entitled to vote and that such meeting of stockholders was regularly convened and held at 632 North Main Street, Las Vegas, Nevada, on the 29th day of March, 1971 at 10:00 o'clock A.M.

         3. That there were issued and outstanding as of February 28, 1971, 190,403,766 shares of capital voting stock of the corporation. That there were represented at said meeting,

         In person             -     77,652,340 shares
         By proxy              -     63,568,035 shares
                                    -----------
         Total represented     -    141,220,375 shares

         4. That the resolutions of the Board of Directors above referred to were duly considered at said meeting and upon motion regularly made, seconded and carried, the proposed Amendments were approved by the following resolutions:

RESOLVED: That the Amendment of Article II, Schedule A be amended to read as follows:

        Schedule A: (Name)

        AMEX SYSTEMS CORPORATION

        as proposed to the stockholders by resolution of the Board of Directors regularly adopted by them on the 19th day of March, 1971, the same having been adopted and approved herewith.

RESOLVED FURTHER: That the Amendment of Article V, Schedule C as proposed to the stockholders by resolution of the Board of Directors regularly adopted by them on the 19th day of March, 1971, be and the same is hereby adopted whereby the authorized capital shares be:

        6,000,000 shares each with a par value of fifty cents ($.50) per share.

         These resolutions were adopted by the following vote of the holders of stock having voting power, either present in person or represented by proxy at the meeting:

        141,220,375 Shares voted for the adoption of resolution. None voted against the same.

         The shares voting for the adoption of the resolutions represent a majority, being 141,220,375 Shares out of total issued and outstanding shares of 190,403,766.

         Dated: April 15th, 1971.

         AMEX CORPORATION
         By V. Lee Potter
           ---------------------
         Its President


         ATTEST:
         Mac L. Potter
         -----------------------
         Its Secretary-Treasurer
         (corporate seal)

STATE OF NEVADA     )
                      ss
COUNTY OF CLARK     )

       On this 15th day of April , 1971, personally appeared before me, a Notary Public in and for said County and State, V. LEE POTTER and MAC L. POTTER, known to me to be the President, Secretary and Treasurer of the corporation that executed the foregoing instrument and upon oath did each depose and say:

       That he is the officer of said corporation as above designated; that he is acquainted with the seal of the corporation and that the seal affixed to the instrument is the corporate seal of the corporation; that the signatures to said instrument were made by officers of the corporation as indicated after the signatures and that the corporation executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

       WITNESS my hand and official seal.


Jess H. Bachman
----------------------------------------------
Notary Public in and for said County and State
(seal)

                         Notary Public - State of Nevada
                                  CLARK COUNTY
                                 JESS H. BACHMAN
                       My Commission Expires April 3, 1973

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          SEP 14 1979
WM. SWACKHAMER, SECRETARY OF STATE

                        RESOLUTION OF THE SHAREHOLDERS OF
                            AMEX SYSTEMS CORPORATION
NO. {3535-69}


              WHEREAS, the Board Director of Amex Systems Corporation, a corporation duly organized and existing under the laws of Nevada, at a meeting lawfully convened and held on February 16, 1979, adopted a resolution changing the authorized capital stock of the corporation from 6,000,000 shares of $0.50 par to 20,000,000 shares of $0.05 par, and declaring its adviseablility, and calling a special shareholders meeting to act upon the adviseablility of ratifying and approving said resolution. Now, therefore, Be It Resolved that the Article of Incorporation be and are hereby amended to provide the authorized capital stock of Amex Systems Corporation be and the same is hereby changed from 6,000,000 shares of $0.50 par to 20,000,000 shares of $0.05 par value stock.

       We, R. Blair Lund and Richard Berst, President and Secretary, respectively, of Amex Systems Corporation, a Nevada corporation, do hereby certify that the above and foregoing resolution was duly and regularly adopted by a majority of the outstanding stock of the corporation at a special meeting of the shareholders of said corporation held on the 26th day of March, 1979, at which meeting a quorum was present and acted throughout.

       In Witness Whereof, we R. Blair Lund and Richard Berst have hereunto set out hands affixed the seal of said corporation this 8 th day of September, 1979.

                                                (R. Blair Lund)
                                                -----------------------
                                                 President

(Richard Berst)
                                                -----------------------
Secretary


State of Utah         }
                       s.s.
County of Salt Lake   }


       Before me JUDY BELL , a Notary Public personally appeared R. BLAIR LUND and RICHARD BERST , the President and Secretary, respectively, of Amex Systems Corporation, a Nevada corporation, the signers of the above instrument, who duly acknowledged to me that they executed the same for and in behalf of said corporation.

Dated this { } day of September, 1979.

                                             (Judy Bell)
                                              --------------------------------
                                              Notary Public
                                              residing at Salt Lake City, Utah

My commission expires: {12/4/79}

          FILED                                        FILING FEE:   $450.00
  IN THE OFFICE OF THE                                 BY:  CALLISTER & REYNOLDS
SECRETARY OF STATE OF THE                              823 LAS VEGAS
     STATE OF NEVADA                                   BOULEVARD SOUTH
       AUG 7 1985                                      LAS VEGAS, NEVADA 89101
________, SECRETARY OF STATE
     (SIGNATURE)

NO. 3535-69

                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                            AMEX SYSTEMS CORPORATION

       Amex Systems Corporation, a Nevada corporation, under its corporate seal and the hands of its duly elected President, and its Secretary, does hereby certify:

     1. That at a regular meeting of the Board of Directors of this corporation, that convened in Houston, Texas, on October 12, 1983 at 9 o'clock A.M., at which meeting there was at all times present and acting a quorum, a resolution was adopted setting forth the Amendment herein and declaring that advisability and calling for a meeting of the stockholders entitled to vote for the consideration thereof to it:

     RESOLVED, that it is deemed advisable, in the judgment of this Board of Directors, that Article V, Schedule C be amended, whereby the capital stock as authorized by the Articles, which is 20,000,000 Shares each with a par value of .05 cent per share, to read as follows:

              Schedule C: (Number of Shares) 50,000,000 Shares each with a par value of five cents ($.05) per share.

     RESOLVED FURTHER that a special meeting of the stockholders of this corporation was called and held in Houston, Texas at 10:00 o'clock A.M. on the 12th day of November 1983, for the purpose of acting upon this Amendment, of which meeting written notice is hereby directed to be given to each stockholder entitled to vote, in the manner and for the period of time prescribed by law and by the corporation's by-laws.

     RESOLVED FURTHER, that if at such meeting of stockholders or any adjournment thereof, stockholders entitled to exercise a majority of the voting power shall vote in favor of the Amendment, or, in the alternative, that stockholders having a majority of the voting power shall consent in writing to the Amendment, then the corporation shall make, under its corporate seal and the hands of its President and Secretary and shall acknowledge and file the certificate required by law and do all things necessary to effect the Amendment.

     2. That pursuant to the foregoing resolution, due notice of the meeting was made, in writing, to all stockholders of record and entitled to vote and that such meeting of stockholders was regularly convened and held in Houston, Texas, on the 12 day of November 1983 at 10:00 o'clock A.M.

     3. That there were issued and outstanding as of October 31, 1983, 11,020,000 shares of capital voting stock of the corporation of which 7,451,642 shares, representing at least a majority of the voting power, were present in person or represented by proxy at such meeting of stockholders.

     4. That the resolution of the Board of Directors above referred to were duly considered at said meeting and upon motion regularly made, seconded and carried, the proposed Amendment were approved by the following resolution:

     RESOLVED: That the Amendment of Article V, Schedule C as proposed to the stockholders by resolution of the Board of Directors regularly adopted by them on the 12th of November 1983, be and the same is hereby adopted whereby the authorized capital shares by:

     50,000,000 shares each with a par value of five cents ($.05) per share.

     This resolution was adopted by the following vote of the holders of stock having voting power, either present in person or represented by proxy at the meeting.

     7,451,642 shares voted for the adoption of the resolution.

     None voted against the same.

     The shares voting for the adoption of the resolution represent a majority, being 7,451,642 shares out of total issued and outstanding shares of 11,020,000.

Dated: July 16, 1985.

                                            AMEX SYSTEMS CORPORATION
                                            By: (P E Griffin)
                                               ------------------------
                                                Its President

ATTEST:
(Howard B. Siegel)
------------------------
Its Secretary

(Corporate Seal)

STATE OF TEXAS      }
                     ss.
COUNTY OF HARRIS    }

       Before me {PEGGY ANN TRAYLOR} , a Notary Public, personally appeared Percy E. Griffin and Howard B. Siegel, the President and Secretary, respectively, of Amex Systems Corporation, a Nevada corporation, the signers of the above instrument, who duly acknowledged to me that they executed the same for and in behalf of said corporation.

       Dated this    {16th}     day of    {July}     , 1985.

                                                     (Peggy Ann Traylor)
     PEGGY ANN TRAYLOR                               ------------------------
Notary Public, State of Texas                           Notary Public
My Commission Expires 5-18-86

My Commission expires:
            {5-18-86}

            FILED
     IN THE OFFICE OF THE             CERTIFICATE PURSUANT
   SECRETARY OF STATE OF THE                   TO
       STATE OF NEVADA                    NRS 78.207
         MAY 20 1994
CHERYL A LAU SECRETARY OF STATE
         NO. 3535-69

This change regarding AMEX SYSTEMS CORPORATION is pursuant to NRS 78.207 and will become effective after the filing in the office of the Secretary of the State of Nevada of this certificate.

(a) The current number of authorized shares is 50,000,000 shares of common stock. There is only one class of stock: Common Stock. The current par value is $0.05.

(b) The number of authorized shares after the change will be 2,500,000 shares of common stock. There will be only one class of stock after the change: Common Stock. The par value after the change will be $1.00.

(c) The number of shares to be issued and outstanding after the change is 732,255 shares of common stock for the current issued and outstanding 14,643,400 shares of common stock.

(d) The provision for fractional shares will be to round to the next higher number; eg. shareholder is entitled to 4.3 shares after the change, it would be rounded to 5 shares. The percentage of outstanding shares affected by the change is .00049%.

(e) All shareholders of record (from transfer agent's official list) with current deliverability of mail were notified to vote for the change. The change was duly voted upon and accepted by the majority according to the By Laws of the Company.

(f) The change will be effective on the filing of this certificate.

The information contained in this certificate has been consented to and approved by a majority vote of the stockholders holding at least a majority of the class of stock outstanding and entitled to vote thereon.

                                          (Richard L. Ham)
                                          ---------------------------
                                          President

                                          (Carla Aufdenkamp)
                                          ---------------------------
                                          Secretary
State of Nebraska
County of Lancaster

         On May 20, 1994, personally appeared before me, a Notary Public, RICHARD L. HAM AND CARLA AUFDENKAMP who acknowledged that they executed the above instrument.

                                          (Herschel Leo Staats)
                                          ---------------------------
     (Notary Stamp or Seal)
GENERAL NOTARY-State of Nebraska
     HERSCHEL LEO STAATS
  My Comm. Exp. Mar. 23, 1996

            FILED
     IN THE OFFICE OF THE             CERTIFICATE PURSUANT
   SECRETARY OF STATE OF THE                   TO
       STATE OF NEVADA                    NRS 78.207
         JUNE X9 1994
CHERYL A LAU SECRETARY OF STATE
         NO. 3535-69

This change regarding AMEX SYSTEMS CORPORATION is pursuant to NRS 78.207 and will become effective after the filing in the office of the Secretary of the State of Nevada of this certificate.

(a) The current number of authorized shares is 2,500,000 shares of common stock. There is only one class of stock: Common Stock. The current par value is $1.00.

(b) The number of authorized shares after the change will be 50,000,000 shares of common stock. There will be only one class of stock after the change:
     Common Stock. The par value after the change will be $.05.

(c) The number of shares to be issued and outstanding after the change is 21,467,298 shares of common stock.

(d)  There are no fractional shares.

(e) All shareholders of record (from transfer agent's official list) with current deliverability of mail were notified to vote for the change. The change was duly voted upon and accepted by the majority according to the By Laws of the Company.

(f) The change will be effective on the filing of this certificate.

The information contained in this certificate has been consented to and approved by a majority vote of the stockholders holding at least a majority of the class of stock outstanding and entitled to vote thereon.

                                          (Richard L. Ham)
                                          ---------------------------
                                          President

                                          (Carla Aufdenkamp)
                                          ---------------------------
                                          Secretary
State of Nebraska
County of Lancaster

         On June 8, 1994, personally appeared before me, a Notary Public, Richard L. Ham & Carla Aufdenkamp who acknowledged that they executed the above instrument.

                                          (Barbara J. Frye)
                                          ---------------------------
(Notary Stamp or Seal)
                        GENERAL NOTARY-State of Nebraska
                                 BARBARA J. FRYE
                           My Comm. Exp. Feb. 9, 1998

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
      JUN 10 1999

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            AMEX SYSTEMS CORPORATION

         {C3535-69}
        (DEAN HELLER)
DEAN HELLER, SECRETARY OF STATE

      We, the undersigned President and Secretary of AMEX SYSTEMS CORPORATION do hereby certify as follows:

      That the Board of Directors of said corporation at a meeting duly convened, held on June 3rd, 1999 adopted a resolution to amend the Amended Articles of Incorporation filed on April 28th, 1971 as follows:

         ARTICLE 2 is hereby amended to read as follows:

                      That the name of the corporation is:

                         MILLENIUM HOLDING GROUP, INC.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,142,298, that said amendment has been consented to and approved by a majority vote of the stockholder holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an Action by Written Consent of the Shareholder of AMEX SYSTEMS CORPORATION.

                                          (Richard L. Ham)
                                          ---------------------------
                                          Richard L. Ham
                                          President

                                          (Carla Aufdenkamp)
                                          ---------------------------
                                          Carla Aufdenkamp
                                          Secretary

STATE OF ____________    )
                           ss
COUNTY OF ___________    )

         On 6-3-99, before me and Notary Public, personally appeared Richard L. Ham personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal

                                                GENERAL NOTARY-State of Nebraska
                                                          LESTER AUMAN
                                                  My Comm. Exp. March 9, 2002

                                                          (Lester Auman)
                                                          Notary Public
                                                          Official Seal
STATE OF ____________    )
                           ss
COUNTY OF ___________    )


         On 6-3-99, before me and Notary Public, personally appeared Carla Aufdenkamp personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal


                                                GENERAL NOTARY-State of Nebraska
                                                          LESTER AUMAN
                                                  My Comm. Exp. March 9, 2002

                                                          (Lester Auman)
                                                          Notary Public
                                                          Official Seal